Exhibit 99.1
Universal Compression Partners Changes Name to Exterran Partners
HOUSTON, August 20, 2007 – Universal Compression Partners, L.P. (NASDAQ:UCLP) today announced that it has changed its name to Exterran Partners, L.P. concurrent with the closing of the merger of Hanover Compressor Company (NYSE:HC) and Universal Compression Holdings, Inc. into Exterran Holdings, Inc. (NYSE:EXH). Effective Tuesday, August 21, 2007, Exterran Partners’ common units will trade on the NASDAQ Global Select Market under the symbol “EXLP.”
Exterran Partners provides natural gas contract compression services to customers throughout the United States. Exterran Holdings, Inc. owns approximately 51% of Exterran Partners.
CONTACT: For Hanover Compressor Company
David Oatman, 713-335-7460 (Investors)
or
Rick Goins, 832-554-4918 (Media)
SOURCE: Hanover Compressor Company and Universal Compression Partners, L.P.